Exhibit 99.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.0001 per share, of Lightning eMotors Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of May 14, 2021.

ARAVAIPA VENTURE FUND, LLC

By:	/s/ Robert Fenwick-Smith
Name:	Robert Fenwick-Smith
Title:	Co-founding Partner and Member

ARAVAIPA VENTURES, LLC

By:	/s/ Robert Fenwick-Smith
Name:	Robert Fenwick-Smith
Title:	Founder & Managing Partner

ROBERT FENWICK-SMITH

By:	/s/ Robert Fenwick-Smith

[Signature Page to Joint Filing Statement]

Annex A

MEMBERS AND EXECUTIVE OFFICERS OF

ARAVAIPA VENTURE FUND, LLC AND ARAVAIPA VENTURES, LLC

The following tables set forth the name and present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each member and executive officer of Aravaipa Venture Fund, LLC and Aravaipa Ventures, LLC. The business address of each member and executive officer is c/o Aravaipa Ventures, LLC, 319 Foxtail Court Boulder, Colorado 80305.

Members and Executive Officers of Aravaipa Venture Fund, LLC	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship(s)

Robert Fenwick-Smith	Co-founding Partner and Member	United Kingdom

Members and Executive Officers of Aravaipa Ventures, LLC	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship(s)

Robert Fenwick-Smith	Founder & Managing Partner	United Kingdom

Timothy Reeser	Managing Director	United States

Ray Johnson	Managing Director	United States